UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 12, 2011 (May 10, 2011)

WEIGHT WATCHERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Virginia	001-16769	11-6040273
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11 Madison Avenue, 17th Floor, New York, New York	10010
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 589-2700

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Weight Watchers International, Inc. (the “Company”) held its Annual Meeting of Shareholders on May 10, 2011. At this meeting, the Company’s shareholders (1) elected the persons listed below to serve as Class I directors for a term of three years expiring at the 2014 Annual Meeting of Shareholders and until their successors have been duly elected and qualified; (2) ratified the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011; (3) approved the advisory resolution on named executive officer compensation as set forth in the Company’s 2011 Proxy Statement; and (4) voted for holding a shareholder advisory vote on named executive officer compensation every three years. Set forth below are the voting results for these proposals.

(1)	Election of three Class I directors for a term of three years expiring at the 2014 Annual Meeting of Shareholders and until their successors have been duly elected and qualified:

Nominee Name	Votes For	Votes Withheld	Broker Non-Votes
Raymond Debbane	52,549,324	15,383,383	2,148,977

John F. Bard	67,104,236	828,471	2,148,977

Jonas M. Fajgenbaum	55,951,558	11,981,149	2,148,977

(2)	Ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2011:

Votes For	Votes Against	Abstentions	Broker Non-Votes
69,921,688	153,031	6,965	N/A

(3) Approval of the advisory resolution on named executive officer compensation as set forth in the Company’s 2011 Proxy Statement:

Votes For	Votes Against	Abstentions	Broker Non-Votes
67,194,103	715,520	23,084	2,148,977

(4)	Approval of the holding of a shareholder advisory vote on named executive officer compensation every three years, two years or one year:

3 Years	2 Years	1 Year	Abstentions	Broker Non-Votes
46,592,429	218,820	21,101,947	19,511	2,148,977

Following the Annual Meeting of Shareholders on May 10, 2011, the Company’s board of directors determined that future advisory votes on named executive officer compensation will be held every three years.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEIGHT WATCHERS INTERNATIONAL, INC.

DATED: May 12, 2011	By:	/s/ Jeffrey A. Fiarman

	Name:	Jeffrey A. Fiarman
	Title:	Executive Vice President, General Counsel and Secretary

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